EXHIBIT 11.1
                                                                (Page 1 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                            Three Months             Nine Months
                                                                         Ended September 30,     Ended September 30,
                                                                       ------------------------ -----------------------
                                                                          1997        1996         1997         1996
                                                                       ----------- ------------ ----------- -----------
PRIMARY:

Income (loss) from continuing operations...............................$    8.7     $   (3.4)   $   20.3    $   (7.8)
Income from discontinued operations....................................   ---            4.8       ---          14.2
                                                                       ------------ ----------- ----------- -----------

Income before extraordinary items......................................     8.7          1.4        20.3         6.4
    Less:  Accretion of Preferred Stock................................    (0.4)        (2.3)       (1.2)       (6.0)
                                                                       ------------ ----------- ----------- -----------

Income (loss) before extraordinary items applicable to common stock....     8.3         (0.9)       19.1         0.4
    Extraordinary loss on retirement of debt...........................   (12.2)       ---         (14.8)       ---
                                                                       ----------- ------------ ----------- -----------

Net income (loss) applicable to common stock...........................$   (3.9)   $    (0.9)   $    4.3    $    0.4
                                                                       =========== ============ =========== ===========


Weighted average shares outstanding during the period..................    17.8         12.7        14.9        11.3
Assumed exercise of warrants...........................................     0.1          1.0         0.4         1.4
Assumed exercise of stock options......................................     0.8          0.5         0.7         0.3
Assumed exercise of equity rights......................................     0.7        ---           0.4       ---
                                                                       ----------- ------------ ----------- -----------

Primary shares outstanding.............................................    19.4         14.2        16.4        13.0
                                                                       =========== ============ =========== ===========

Primary income (loss) per common share
    Income (loss) from continuing operations...........................$   0.43    $   (0.40)   $    1.16    $  (1.06)
    Income from discontinued operations................................  ---            0.34      ---            1.09
                                                                       ----------- ------------ ----------- -----------

    Income (loss) before extraordinary items...........................    0.43        (0.06)       1.16         0.03
       Extraordinary loss on retirement of debt........................   (0.63)      ---          (0.90)       ---
                                                                       ----------- ------------ ----------- -----------

    Net income (loss)..................................................$  (0.20)   $   (0.06)   $    0.26    $   0.03
                                                                       =========== ============ =========== ===========

                                                                 EXHIBIT 11.1
                                                                (Page 2 of 2)





                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                            Three Months             Nine Months
                                                                         Ended September 30,     Ended September 30,
                                                                       ----------------------  ------------------------
                                                                          1997        1996         1997         1996
                                                                       ----------- ----------  ------------ -----------
FULLY DILUTED:

Income (loss) from continuing operations...............................$    8.7    $    (3.4)  $    20.3    $    (7.8)
Income from discontinued operations....................................   ---            4.8       ---           14.2
                                                                       ----------- ----------  -----------  -----------

Income before extraordinary items......................................     8.7          1.4        20.3          6.4
     Less:  Accretion of Preferred Stock...............................    (0.4)        (2.3)       (1.2)        (6.0)
                                                                       ----------- ----------  -----------  -----------

Income (loss) before extraordinary items applicable to common stock....     8.3         (0.9)       19.1          0.4
     Extraordinary loss on retirement of debt..........................   (12.2)       ---         (14.8)       ---
                                                                       ----------- ----------  ------------ -----------

Income (loss) applicable to common stock...............................    (3.9)        (0.9)        4.3          0.4
Add:  Accretion of Preferred Stock assumed converted
   at beginning of period..............................................  --- (a)      --- (a)     --- (a)     --- (a)
                                                                       ----------- -----------  ----------- -----------

Net income (loss) applicable to common stock...........................$   (3.9)   $    (0.9)   $    4.3    $     0.4
                                                                       =========== ===========  =========== ===========


Weighted average shares outstanding during the period..................    17.8         12.7        14.9         11.3
Assumed exercise of warrants...........................................     0.1          1.0         0.4          1.4
Assumed conversion of Preferred Stock..................................  --- (a)      --- (a)     --- (a)     --- (a)
Assumed exercise of stock options......................................     0.8          0.5         0.7          0.3
Assumed exercise of equity rights......................................     0.7        ---           0.4        ---
                                                                       ===========  ==========  ===========  ===========

Fully diluted shares outstanding.......................................    19.4         14.2        16.4         13.0
                                                                       ===========  ==========  ===========  ===========


Fully diluted income (loss) per common share
     Income (loss) from continuing operations..........................$   0.43     $   (0.40)  $    1.16    $  (1.06)
     Income from discontinued operations...............................  ---            0.34      ---           1.09
                                                                       -----------  ----------  -----------  -----------

     Income (loss) before extraordinary items..........................    0.43        (0.06)       1.16        0.03
       Extraordinary loss on retirement of debt........................   (0.63)      ---          (0.90)     ---
                                                                       -----------  ----------  -----------  -----------

     Net income (loss).................................................$  (0.20)    $  (0.06)   $   0.26     $  0.03
                                                                       ===========  ==========  ===========  ===========


 (a) Excluded from the computation because the effect is anti-dilutive.